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                                                                    Exhibit 11.1


                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                              THREE MONTHS ENDED JUNE 30, 1998
                                                  ------------------------------------------------------
                                                      NUMBER             PERCENT            EQUIVALENT
                                                    OF SHARES          OUTSTANDING            SHARES
                                                  --------------      --------------      --------------
COMMON STOCK
   From Founders' Stock                                2,300,000              100.00%          2,300,000
   Stock Options Exercised                               958,269               93.46%            895,585
   Preferred Stock Converted to Common Stock          15,310,943              100.00%         15,310,943
   1994 Common Stock Offerings                        11,242,857              100.00%         11,242,857
   1995 Common Stock Offerings                         4,323,874              100.00%          4,323,874
   1996 Common Stock Offering                          6,000,000              100.00%          6,000,000
   Employee Stock Purchase Plan Shares Issued             90,641               83.91%             76,053
   1997 Warrants Exercised                                48,300              100.00%             48,300
                                                  --------------                          --------------
                                                      40,274,884                              40,197,612

WEIGHTED AVERAGE SHARES OUTSTANDING                                                           40,197,612

NET LOSS                                                                                  $  (11,714,165)


NET LOSS PER SHARE                                                                        $        (0.29)
                                                                                          ==============
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